UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2006

Blue Ridge Real Estate Company

Big Boulder Corporation

(Exact Name of Registrant Specified in Charter)

0-28-44 (Blue Ridge)

24-0854342 (Blue Ridge)

Pennsylvania

0-28-43 (Big Boulder)

24-0822326 (Big Boulder)

(State or Other Jurisdiction of Incorporation)

(Commission File Number)

(I.R.S. Employer Identification No.)

P. O. Box 707, Blakeslee, Pennsylvania                       18610-0707

(Address of Principal Executive Offices)                                                       (Zip Code)

(570) 443-8433

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On December 15, 2006, Blue Ridge Real Estate Company (the “Company”), entered into a Mortgage and Security Agreement (“Mortgage”) and a $4,000,000 Promissory Note (the “Note”) with State Farm Bank, F.S.B. (the “Bank”).

Under the terms of the Mortgage and Note, the Bank has extended the principal sum of $4,000,000 (the “Loan”) to the Company.  The Note is secured by the Mortgage, which encumbers certain real property known as the Walgreen Store located in White Bear Lake, Washington County, Minnesota.

Pursuant to the Note, the Company has agreed to pay to the order of the Bank, beginning on February 1, 2007, interest only payments in arrears on a monthly basis until the January 1, 2009 (the “Maturity Date”).  The initial interest rate will be six and twenty five hundredths percent (6.25%) per annum, calculated by the Bank by adding the LIBOR Rate plus nine tenths percent (.90%).  The initial interest period commences on the date the Bank funds the Loan and terminates on the last calendar day of the month in which the funding occurred.  The initial interest rate will be revised for subsequent interest periods at the then-applicable LIBOR Rate plus nine tenths percent (.90%).  Other than the initial interest period, each interest period shall be three calendar months in length.  The remaining principal and any accrued but unpaid interest is due and payable on the Maturity Date.

In addition to the monthly installments of principal and interest required to be paid under the Note, the Company shall deposit on a monthly basis until the Note is repaid in full, one-twelfth (1/12) of the total annual amount of insurance premiums and estimated taxes.

The Bank may accelerate payment of the entire unpaid principal balance and all accrued but unpaid interest of the Note in the event of default on the loan as set forth in Note.  The Maturity Date may be extended for two successive one year periods under the terms set forth in the Note.

The Note contains customary events of default and the outstanding principal amount on such Note may be prepaid in its entirety by the Company at any time, without penalty, upon at least 30 days written notice to the Bank.

The foregoing is only a summary of the Mortgage and Note.  You are urged to read both the Mortgage and Note in their entirety for a more complete description of the terms and conditions of each.  A copy of each of the Mortgage and Note are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The description of the terms and conditions of the Mortgage and Note in “Item 1.01. Entry into a Material Definitive Agreement” of this Report is incorporated into this Item 2.03 by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

10.1	Mortgage and Security Agreement, dated December 15, 2006, between Blue Ridge Real Estate Company and State Farm Bank, F.S.B.
10.2	$4,000,000 Promissory Note, dated December 15, 2006, between Blue Ridge Real Estate Company and State Farm Bank, F.S.B.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE REAL ESTATE COMPANY BIG BOULDER CORPORATION

Date: December 20, 2006	By: /s/ Eldon D. Dietterick
Name: Eldon D. Dietterick Title: Executive Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Mortgage and Security Agreement, dated December 15, 2006, between Blue Ridge Real Estate Company and State Farm Bank, F.S.B.
10.2	$4,000,000 Promissory Note, dated December 15, 2006, between Blue Ridge Real Estate Company and State Farm Bank, F.S.B.